# 1Q 2018 Earnings Release and Supplemental Information

Quarter Ended March 31, 2018

CyrusOne®
Built for Tomorrow. Ready Today.

# 1Q 2018 Earnings Release and Supplemental Information

## Table of Contents

Earnings Release……………………………………………………………………….3
Company Profile and Analyst Coverage…………………………………………….8
Summary of Financial Data…………………………………………………………9
Consolidated Statements of Operations..........................................................10
Consolidated Balance Sheets ..........................................................................11
Consolidated Statements of Operations (5 quarters).......................................12
Consolidated Balance Sheets (5 quarters).......................................................13
Consolidated Statements of Cash Flow... .......................................................14
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI.. 15
Reconciliation of Net Income (Loss) to FFO and Normalized FFO……………16
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule .........17
Colocation Square Footage (CSF) and CSF Leased.......................................18
2018 Guidance ................................................................................................19
Data Center Portfolio .......................................................................................20
NRSF Under Development / Land Available for Future Development ............22
Leasing Statistics - Lease Signings..................................................................23
Customer Sector Diversification .......................................................................24
Lease Distribution .............................................................................................25
Lease Expirations .............................................................................................26

**Quarter Ended March 31, 2018**

CyrusOne
Built for Tomorrow. Ready Today.

Exhibit 99.1
CyrusOne Reports First Quarter 2018 Earnings
Pro Forma including Zenium, Signed $45 Million in Annualized GAAP Revenue
Year-over-Year Revenue Growth of 32% and Adjusted EBITDA Growth of 36%

DALLAS (May 2, 2018) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced first quarter 2018 earnings.

Highlights

Category	1Q’18	% Change vs. 1Q’17
Revenue	$196.6 million	32%
Net income	$43.5 million	n/m
Adjusted EBITDA	$109.5 million	36%
Normalized FFO	$82.2 million	34%
Net income per share	$0.45	n/m
Normalized FFO per share	$0.85	18%

•	Pro forma including Zenium, leased 32 megawatts (“MW”) and 240,000 colocation square feet (“CSF”) in the first quarter, totaling $45 million in annualized GAAP revenue

–	Includes 29 MW and 226,000 CSF totaling $40.4 million in annualized revenue signed by CyrusOne and 3 MW and 14,000 CSF totaling $4.2 million in annualized GAAP revenue signed by Zenium

•	Backlog of $39 million in annualized GAAP revenue as of the end of the first quarter, representing more than $230 million in total contract value

•	Added three Fortune 1000 companies as new customers, increasing the total number of Fortune 1000 customers to 200 as of the end of the quarter

•
Entered into a new senior unsecured credit agreement, increasing the size of the credit facility by $1.0 billion, or 50%, to a total of $3.0 billion, consisting of $1.7 billion revolving credit facility and $1.3 billion in term loan commitments

–
Agreement also provides for an extension of maturity dates, reductions in interest rate margins, and enhanced flexibility in support of the Company’s international expansion plans, including the ability to borrow in non-USD currencies

•	Raised approximately $152 million in net proceeds through the sale of 3.0 million shares of common stock under the at-the-market (“ATM”) equity program

•
Acquisition of Zenium, a leading hyperscale data center provider in Europe with four properties in London and Frankfurt, the continent’s two largest data center markets, expected to close in May, pending final regulatory approval

“We had one of the highest quarterly leasing totals in the Company’s history and continued strong financial performance, with Revenue and Adjusted EBITDA each growing over 30%” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are excited to begin our global expansion by establishing a presence in the two largest markets in Europe, London and Frankfurt, at a time when demand across the continent has accelerated and our customers are increasingly asking us to support their international growth objectives.”

First Quarter 2018 Financial Results

Revenue was $196.6 million for the first quarter, compared to $149.3 million for the same period in 2017, an increase of 32%. The increase in revenue was driven primarily by a 29% increase in occupied CSF, lease termination fees totaling $5.0 million, and additional interconnection services. The lease termination fees related primarily to a reimbursement for capital expenditures made in connection with the delivery of an initial deployment for a customer that subsequently migrated from that location to another CyrusOne facility.

Net income was $43.5 million for the first quarter, compared to net loss of $30.4 million in the same period in 2017. Net income for the first quarter included a $40.5 million unrealized gain on the Company’s equity investment in GDS due to an increase in GDS’s share price during the quarter. Net income per basic and diluted common share1 was $0.45 in the first quarter of 2018, compared to net loss of $(0.36) per basic and diluted common share in the same period in 2017.
Net operating income (NOI)2 was $128.8 million for the first quarter, compared to $97.0 million in the same period in 2017, an increase of 33%. Adjusted EBITDA3 was $109.5 million for the first quarter, compared to $80.7 million in the same period in 2017, an increase of 36%.

Normalized Funds From Operations (Normalized FFO)4 was $82.2 million for the first quarter, compared to $61.2 million in the same period in 2017, an increase of 34%. Normalized FFO per basic and diluted common share was $0.85 in the first quarter of 2018, an increase of 18% over first quarter 2017.

Leasing Activity

CyrusOne leased approximately 29 MW of power and 226,000 CSF in the first quarter, representing $3.4 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $40.4 million in annualized GAAP revenue5, excluding estimates for pass-through power. This excludes the impact of leases signed by Zenium in the first quarter. The weighted average lease term of the new leases, based on square footage, is 77 months (6.4 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 53 months (taking into account the impact of the backlog). Recurring rent churn6 for the first quarter was 0.5%, compared to 1.4% for the same period in 2017.

Portfolio Development and CSF Leased

In the first quarter, the Company completed construction on 82,000 CSF and 27 MW of power capacity across four projects in Dallas, Northern Virginia, Phoenix and Austin, increasing total CSF across 45 data centers to approximately 3.35 million CSF. CSF leased7 as of the end of the first quarter was 92% for stabilized properties8 and 86% overall. In addition, the Company has development projects underway in Dallas, Northern Virginia, San Antonio, Phoenix, the New York Metro area, and Chicago that are expected to add approximately 132,000 CSF and 36 MW of power capacity.

Balance Sheet and Liquidity

As of March 31, 2018, the Company had gross assets9 totaling approximately $5.3 billion, an increase of approximately 28% over gross assets as of March 31, 2017. CyrusOne had $2.20 billion of long-term debt10, cash and cash equivalents of $228.7 million, and $1.7 billion available under its unsecured revolving credit facility as of March 31, 2018. Net debt10 was $1.99 billion as of March 31, 2018, representing approximately 28% of the Company's total enterprise value as of March 31, 2018 of $7.1 billion, or 4.5x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $2.22 billion as of March 31, 2018.

As previously announced, CyrusOne entered into a new senior unsecured credit agreement in the first quarter, increasing the size of the credit facility by $1.0 billion, or 50%, to a total of $3.0 billion. The new agreement also provides for an extension of maturity dates, reductions in interest rate margins, and enhanced flexibility in support of the Company’s international expansion plans, including the ability to borrow in non-USD currencies.

The agreement consists of a $1.7 billion revolving credit facility, which includes a $750 million multicurrency borrowing sublimit, and term loan commitments totaling $1.3 billion. The term loan commitments consist of a $1.0 billion five-year term loan, which includes a delayed draw feature allowing the Company to draw $300 million in up to three tranches over a six-month period in multiple currencies, and a new $300 million seven-year term loan. The interest rate margins applicable to the revolving credit facility and the five-year term loan based on the Company’s current leverage level have been decreased by 10 basis points to LIBOR plus 1.45% and LIBOR plus 1.40%, respectively, while the interest rate margin applicable to the seven-year term loan based on the Company’s current leverage level is LIBOR plus 1.70%. The maturity of the revolving credit facility is March 2022, and the facility includes a one-year extension option which, if exercised by the Company, would extend the final maturity to March 2023. The maturity of the five-year term loan is March 2023, and the seven-year term loan matures in March 2025. The credit agreement also contains an accordion that allows the Company to obtain up to $1 billion in additional revolving or term loan commitments.

Also in the first quarter, CyrusOne sold approximately 3.0 million shares of its common stock through its ATM equity program at an average price of $51.24, raising approximately $152 million in net equity proceeds. As of March 31, 2018, there was approximately $346 million in remaining availability under the current ATM program.

Dividend

On February 21, 2018, the Company announced a dividend of $0.46 per share of common stock for the first quarter of 2018. The dividend was paid on April 13, 2018, to stockholders of record at the close of business on March 29, 2018.

Additionally, today the Company is announcing a dividend of $0.46 per share of common stock for the second quarter of 2018. The dividend will be paid on July 13, 2018, to stockholders of record at the close of business on June 29, 2018.

Guidance

CyrusOne is reaffirming guidance for full year 2018. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	2018 Guidance(1)
Total Revenue	$810 - 825 million
Lease and Other Revenues from Customers	$735 - 745 million
Metered Power Reimbursements	$75 - 80 million
Adjusted EBITDA	$460 - 470 million
Normalized FFO per diluted common share	$3.18 - 3.28
Capital Expenditures	$850 - 900 million
Development	$845 - 890 million
Recurring	$5 - 10 million

(1)Full year 2018 guidance includes the impact of the Zenium acquisition, which is expected to close in May 2018. Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	Jefferies 2018 Global Technology Conference on May 9-10 in Beverly Hills, California

•	J.P. Morgan Global Technology, Media and Communications Conference on May 15-17 in Boston, Massachusetts

•	2018 RBC Global Datacenter and Connectivity Conference on May 22 in Falls Church, Virginia

•	Cowen Technology, Media & Telecom Conference on May 30-31 in New York City

•	NAREIT’s REITweek Conference on June 5-7 in New York City

Conference Call Details

CyrusOne will host a conference call on May 3, 2018, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter of 2018. A live webcast of the conference call and the presentation to be made during the call will be available under the “Company” tab in the “Investors / Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on May 3, 2018, through May 17, 2018. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10118898.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measurements

On January 1, 2018, we adopted the new accounting standard with respect to revenue recognition, see “Note 2. Summary of Significant Accounting Policies” in our financial statements included on Form 10-Q for additional information. We have adopted the new standard using the modified retroactive transition method, where financial statement presentations prior to the date of adoption are not adjusted. Accordingly, all information related to periods prior to 2018 have not been adjusted, including non-GAAP measurements.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, and Adjusted NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to pay dividends. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net income / (loss) per common share is defined as net income / (loss) divided by the weighted average common shares outstanding for the period, which were 96.6 million for the first quarter of 2018 (basic and diluted). The difference between basic and diluted net income per share was less than one cent.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as revenue less property operating expenses, each of which are presented in the accompanying consolidated statements of operations. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. However, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to revenue and to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

3Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP plus interest expense, income tax (benefit) expense, depreciation and amortization, asset impairments and (gain) loss on disposals, stock-based compensation, transaction and integration costs, severance and management transition costs, new accounting standards and systems implementation costs, lease exit costs, legal claim costs, loss on early extinguishment of debt, unrealized (gain) on marketable equity investments and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and asset impairments and gain or loss on disposal. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus amortization of customer relationship intangibles, transaction acquisition and other integration costs, legal claim costs and lease exit costs, and other special items including loss on early extinguishment of debt, new accounting standards and system implementation costs, and severance and management transition costs, as appropriate. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, the Company believes the amortization of such intangibles and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization and real estate impairments, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7CSF leased is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. CSF Leased differs from CSF Occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility and the delayed draw term loan.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 200 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 45 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

# # #

Investor Relations:
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 45 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Robert Jackson, EVP General Counsel & Secretary
Dallas, Texas 75201	Diane Morefield, EVP & Chief Financial Officer	John Hatem, EVP Design, Construction & Operations
Phone: (972) 350-0060	Kevin Timmons, EVP & Chief Technology Officer	Blake Hankins, Chief Information Officer
Website: www.cyrusone.com	Tesh Durvasula, EVP & Chief Commercial Officer	John Gould, EVP Global Sales
	Jonathan Schildkraut, EVP & Chief Strategy Officer	Brent Behrman, EVP Strategic Sales
	Kellie Teal-Guess, EVP & Chief People Officer	Howard Garfield, SVP & Chief Accounting Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Vin Chao	(212) 250-6799
Gabelli & Company	Sergey Dluzhevskiy	(914) 921-8355
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	March 31,	December 31,	March 31,	Growth %
	2018	2017	2017	Yr/Yr
Revenue	$196.6	$180.5	$149.3	32%
Net operating income	$128.8	$120.3	$97.0	33%
Net income (loss)	43.5	2.8	(30.4)	n/m
Funds from operations ("FFO") - NAREIT defined	110.2	65.4	18.3	n/m
Normalized Funds from Operations ("Normalized FFO")	82.2	78.4	61.2	34%
Weighted average number of common shares outstanding - diluted	96.6	93.5	84.5	14%
Income (loss) per share - basic and diluted	$0.45	$0.03	$(0.36)	n/m
Normalized FFO per diluted common share	$0.85	$0.84	$0.72	18%
Adjusted EBITDA	109.5	104.2	80.7	36%
Adjusted EBITDA as a % of Revenue	55.7%	57.7%	54.1%	1.6 pts

	As of
	March 31,	December 31,	March 31,	Growth %
	2018	2017	2017	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$3,954.6	$3,840.8	$3,237.5	22%
Accumulated depreciation	(836.4)	(782.4)	(625.9)	34%
Total investment in real estate, net	3,118.2	3,058.4	2,611.6	19%
Cash and cash equivalents	228.7	151.9	20.4	n/m
Market value of common equity	5,066.4	5,723.1	4,515.2	12%
Net debt	1,987.2	1,958.2	1,747.0	14%
Total enterprise value	7,053.6	7,681.3	6,262.2	13%
Net debt to LQA Adjusted EBITDA	4.5x	4.7x	5.0x	(0.5)x

Dividend Activity
Dividends per share	$0.46	$0.42	$0.42	10%

Portfolio Statistics
Data centers	45	45	39	15%
Stabilized CSF (000)	3,024	2,653	2,293	32%
Stabilized CSF % leased	92%	93%	92%	0 pts
Total CSF (000)	3,348	3,267	2,477	35%
Total CSF % leased	86%	83%	88%	(2) pts
Total NRSF (000)	5,824	5,717	4,645	25%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2018	2017	$	%
Revenue:
Lease and other revenues from customers	$175.2	$134.2	$41.0	31%
Metered power reimbursements	21.4	15.1	6.3	42%
Revenue	196.6	149.3	47.3	32%
Operating expenses:
Property operating expenses	67.8	52.3	15.5	30%
Sales and marketing	5.3	4.9	0.4	8%
General and administrative	19.3	15.8	3.5	22%
Depreciation and amortization	74.6	55.7	18.9	34%
Transaction, acquisition and other integration expenses	1.9	0.8	1.1	138%
Total operating expenses	168.9	129.5	39.4	30%
Operating income	27.7	19.8	7.9	40%
Interest expense	(20.8)	(13.6)	(7.2)	53%
Unrealized gain on marketable equity investment	40.5	—	40.5	n/m
Loss on early extinguishment of debt	(3.1)	(36.2)	33.1	n/m
Net income (loss) before income taxes	44.3	(30.0)	74.3	n/m
Income tax expense	(0.8)	(0.4)	(0.4)	100%
Net income (loss)	$43.5	$(30.4)	$73.9	n/m
Income (loss) per share - basic and diluted	$0.45	$(0.36)	$0.81	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2018	2017	$	%
Assets
Investment in real estate:
Land	$104.6	$104.6	$—	n/m
Buildings and improvements	1,400.8	1,371.4	29.4	2%
Equipment	1,959.5	1,813.9	145.6	8%
Gross operating real estate	3,464.9	3,289.9	175.0	5%
Less accumulated depreciation	(836.4)	(782.4)	(54.0)	7%
Net operating real estate	2,628.5	2,507.5	121.0	5%
Construction in progress, including land under development	435.3	487.1	(51.8)	(11)%
Land held for future development	54.4	63.8	(9.4)	(15)%
Total investment in real estate, net	3,118.2	3,058.4	59.8	2%
Cash and cash equivalents	228.7	151.9	76.8	51%
Rent and other receivables, net	93.1	87.2	5.9	7%
Goodwill	455.1	455.1	—	—%
Intangible assets, net	196.8	203.0	(6.2)	(3)%
Other assets	406.4	356.5	49.9	14%
Total assets	$4,498.3	$4,312.1	$186.2	4%
Liabilities and equity
Long-term debt, net	$2,178.3	$2,089.4	$88.9	4%
Capital lease obligations	15.9	10.1	5.8	57%
Lease financing arrangements	131.3	131.9	(0.6)	—%
Construction costs payable	89.0	115.5	(26.5)	(23)%
Accounts payable and accrued expenses	66.7	97.9	(31.2)	(32)%
Dividends payable	46.4	41.8	4.6	11%
Deferred revenue and prepaid rents	116.1	111.6	4.5	4%
Total liabilities	2,643.7	2,598.2	45.5	2%
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 98,933,109 and 96,137,874 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1.0	1.0	—	n/m
Additional paid in capital	2,268.0	2,125.6	142.4	7%
Accumulated deficit	(413.1)	(486.9)	73.8	(15)%
Accumulated other comprehensive income (loss)	(1.3)	74.2	(75.5)	—%
Total stockholders’ equity	1,854.6	1,713.9	140.7	8%
Total liabilities and equity	$4,498.3	$4,312.1	$186.2	4%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Revenue:
Lease and other revenues from customers	$175.2	$161.6	$155.5	$151.1	$134.2
Metered power reimbursements	21.4	18.9	19.8	15.8	15.1
Revenue	196.6	180.5	175.3	166.9	149.3
Operating expenses:
Property operating expenses	67.8	60.2	63.0	59.6	52.3
Sales and marketing	5.3	3.9	3.9	4.3	4.9
General and administrative	19.3	16.4	17.5	17.3	15.8
Depreciation and amortization	74.6	70.8	68.7	63.7	55.7
Transaction, acquisition and other integration expenses	1.9	5.3	4.1	1.7	0.8
Asset impairments	—	—	54.4	3.6	—
Total operating expenses	168.9	156.6	211.6	150.2	129.5
Operating income	27.7	23.9	(36.3)	16.7	19.8
Interest expense	(20.8)	(20.1)	(17.9)	(16.5)	(13.6)
Unrealized gain on marketable equity investment	40.5	—	—	—	—
Loss on early extinguishment of debt	(3.1)	—	—	(0.3)	(36.2)
Net income (loss) before income taxes	44.3	3.8	(54.2)	(0.1)	(30.0)
Income tax expense	(0.8)	(1.0)	(0.9)	(0.7)	(0.4)
Net income (loss)	$43.5	$2.8	$(55.1)	$(0.8)	$(30.4)
Income (loss) per share - basic and diluted	$0.45	$0.03	$(0.61)	$(0.01)	$(0.36)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Assets
Investment in real estate:
Land	$104.6	$104.6	$102.8	$94.0	$79.8
Buildings and improvements	1,400.8	1,371.4	1,344.0	1,291.7	1,270.9
Equipment	1,959.5	1,813.9	1,721.2	1,525.3	1,438.0
Gross operating real estate	3,464.9	3,289.9	3,168.0	2,911.0	2,788.7
Less accumulated depreciation	(836.4)	(782.4)	(722.1)	(679.6)	(625.9)
Net operating real estate	2,628.5	2,507.5	2,445.9	2,231.4	2,162.8
Construction in progress, including land under development	435.3	487.1	429.4	569.1	399.2
Land held for future development	54.4	63.8	58.7	52.7	49.6
Total investment in real estate, net	3,118.2	3,058.4	2,934.0	2,853.2	2,611.6
Cash and cash equivalents	228.7	151.9	24.6	40.0	20.4
Rent and other receivables, net	93.1	87.2	89.2	88.7	83.7
Restricted cash	—	—	0.1	0.8	0.6
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	196.8	203.0	209.7	216.3	223.1
Other assets	406.4	356.5	171.1	162.5	149.3
Total assets	$4,498.3	$4,312.1	$3,883.8	$3,816.6	$3,543.8
Liabilities and equity
Long-term debt, net	$2,178.3	$2,089.4	$2,013.7	$1,832.5	$1,731.8
Capital lease obligations	15.9	10.1	10.9	11.7	12.4
Lease financing arrangements	131.3	131.9	133.3	134.0	134.5
Construction costs payable	89.0	115.5	133.6	163.4	174.3
Accounts payable and accrued expenses	66.7	97.9	71.5	73.2	56.2
Dividends payable	46.4	41.8	39.6	39.4	37.7
Deferred revenue and prepaid rents	116.1	111.6	104.8	96.5	93.3
Total liabilities	2,643.7	2,598.2	2,507.4	2,350.7	2,240.2
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 98,933,109 and 96,137,874 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1.0	1.0	0.9	0.9	0.9
Additional paid in capital	2,268.0	2,125.6	1,826.0	1,821.9	1,620.5
Accumulated deficit	(413.1)	(486.9)	(449.2)	(355.7)	(316.5)
Accumulated other comprehensive loss	(1.3)	74.2	(1.3)	(1.2)	(1.3)
Total stockholders' equity	1,854.6	1,713.9	1,376.4	1,465.9	1,303.6
Total liabilities and equity	$4,498.3	$4,312.1	$3,883.8	$3,816.6	$3,543.8

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Cash flows from operating activities:
Net income (loss)	$43.5	$(30.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74.6	55.7
Non-cash interest expense, net	0.7	0.9
Stock-based compensation expense	3.9	3.7
Provision for bad debt	0.5	—
Unrealized gain on marketable equity investment	(40.5)	—
Loss on early extinguishment of debt	3.1	36.2
Other	—	0.2
Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(18.0)	(20.0)
Accounts payable and accrued expenses	(28.9)	(6.8)
Deferred revenue and prepaid rents	5.3	15.7
Net cash provided by operating activities	44.2	55.2
Cash flows from investing activities:
Capital expenditures – asset acquisitions, net of cash acquired	—	(492.3)
Capital expenditures – other development	(145.2)	(182.5)
Net cash used in investing activities	(145.2)	(674.8)
Cash flows from financing activities:
Issuance of common stock, net	142.9	211.0
Dividends paid	(41.0)	(32.4)
Proceeds from debt, net	985.6	1,200.9
Payments on debt	(902.7)	(744.8)
Payments on capital leases and lease financing arrangements	(2.6)	(2.3)
Tax payment upon exercise of equity awards	(4.4)	(6.4)
Net cash provided by financing activities	177.8	626.0
Net increase (decrease) in cash, cash equivalents and restricted cash	76.8	6.4
Cash, cash equivalents and restricted cash at beginning of period	151.9	14.6
Cash, cash equivalents and restricted cash at end of period	$228.7	$21.0

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized of $5.1 million and $3.6 million in 2018 and 2017, respectively	$42.2	$18.3
Non-cash investing and financing activities:
Construction costs and other payables	89.0	174.3
Dividends payable	46.4	37.7
Real estate additions from entering into and modifying capital leases	6.6	—
Transfer of land held for future development to construction in progress	9.4	4.0
Transfer of real estate to construction in progress from operating real estate	178.7	305.3

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	$	%	2018	2017	2017	2017	2017
Net Operating Income
Revenue	$196.6	$149.3	$47.3	32%	$196.6	$180.5	$175.3	$166.9	$149.3
Property operating expenses	67.8	52.3	15.5	30%	67.8	60.2	63.0	59.6	52.3
Net Operating Income (NOI)	$128.8	$97.0	$31.8	33%	$128.8	$120.3	$112.3	$107.3	$97.0
NOI as a % of Revenue	65.5%	65.0%			65.5%	66.6%	64.1%	64.3%	65.0%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$43.5	$(30.4)	$73.9	n/m	$43.5	$2.8	$(55.1)	$(0.8)	$(30.4)
Interest expense	20.8	13.6	7.2	53%	20.8	20.1	17.9	16.5	13.6
Income tax expense	0.8	0.4	0.4	100%	0.8	1.0	0.9	0.7	0.4
Depreciation and amortization	74.6	55.7	18.9	34%	74.6	70.8	68.7	63.7	55.7
Asset impairments and loss on disposals	—	0.2	(0.2)	n/m	—	0.2	55.5	3.6	0.2
EBITDA (NAREIT definition)(a)	$139.7	$39.5	100.2	n/m	$139.7	$94.9	$87.9	$83.7	$39.5

Transaction, acquisition and other integration expenses	1.9	0.6	1.3	n/m	1.9	5.1	3.0	1.7	0.6
Legal claim costs	0.2	0.2	—	n/m	0.2	—	0.3	0.6	0.2
Stock-based compensation expense	3.9	3.7	0.2	5%	3.9	3.1	3.9	4.0	3.7
Severance and management transition costs	0.7	0.5	0.2	40%	0.7	—	—	—	0.5
Loss on early extinguishment of debt	3.1	36.2	(33.1)	n/m	3.1	—	—	0.3	36.2
New accounting standards and system implementation costs	0.5	—	0.5	n/m	0.5	1.1	0.8	0.5	—
Unrealized gain on marketable equity investments	(40.5)	—	(40.5)	n/m	(40.5)	—	—	—	—
Adjusted EBITDA	$109.5	$80.7	28.8	36%	$109.5	$104.2	$95.9	$90.8	$80.7
Adjusted EBITDA as a % of Revenue	55.7%	54.1%			55.7%	57.7%	54.7%	54.4%	54.1%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax expense, depreciation and amortization plus or minus losses and gains on the disposition of depreciable property, plus asset impairments. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,		Change
	2018	2017	$	%
Net Income (Loss)	$43.5	$(30.4)	$73.9	(243)%
Sales and marketing	5.3	4.9	0.4	8%
General and administrative	19.3	15.8	3.5	22%
Depreciation and amortization	74.6	55.7	18.9	34%
Transaction, acquisition and other integration expenses	1.9	0.8	1.1	138%
Interest expense	20.8	13.6	7.2	53%
Unrealized gain on marketable equity securities	(40.5)	—	(40.5)	n/m
Loss on early extinguishment of debt	3.1	36.2	(33.1)	(91)%
Income tax expense	0.8	0.4	0.4	100%
Net Operating Income	$128.8	$97.0	$31.8	33%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	$	%	2018	2017	2017	2017	2017
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$43.5	$(30.4)	$73.9	n/m	$43.5	$2.8	$(55.1)	$(0.8)	$(30.4)
Real estate depreciation and amortization	66.7	48.7	18.0	37%	66.7	62.6	60.3	55.3	48.7
Asset impairments	—	—	—	n/m	—	—	54.4	3.6	—
Funds from Operations ("FFO") - NAREIT defined	$110.2	$18.3	$91.9	n/m	$110.2	$65.4	$59.6	$58.1	$18.3

Loss on early extinguishment of debt	3.1	36.2	(33.1)	n/m	3.1	—	—	0.3	36.2
Unrealized gain on marketable equity investments	(40.5)	—	(40.5)	n/m	(40.5)	—	—	—	—
New accounting standards and system implementation costs	0.5	—	0.5	n/m	0.5	1.1	0.8	0.5	—
Amortization of customer relationship intangibles	6.1	5.2	0.9	17%	6.1	6.6	6.6	6.7	5.2
Transaction, acquisition and other integration expenses	1.9	0.8	1.1	138%	1.9	5.3	4.1	1.7	0.8
Severance and management transition costs	0.7	0.5	0.2	40%	0.7	—	—	—	0.5
Legal claim costs	0.2	0.2	—	n/m	0.2	—	0.3	0.6	0.2
Normalized Funds from Operations (Normalized FFO)	$82.2	$61.2	$21.0	34%	$82.2	$78.4	$71.4	$67.9	$61.2
Normalized FFO per diluted common share	$0.85	$0.72	$0.13	18%	$0.85	$0.84	$0.79	$0.77	$0.72
Weighted average diluted common shares outstanding	96.6	84.5	12.1	14%	96.6	93.5	90.9	88.5	84.5

Additional Information:
Amortization of deferred financing costs and bond premium	0.7	1.0	(0.3)	(30)%	0.7	0.9	1.2	1.2	1.0
Stock-based compensation expense	3.9	3.7	0.2	5%	3.9	3.1	3.9	4.0	3.7
Non-real estate depreciation and amortization	1.8	1.8	—	n/m	1.8	1.6	1.8	1.7	1.8
Straight line rent adjustments(a)	(7.2)	(9.7)	2.5	(26)%	(7.2)	(7.4)	(6.4)	(8.8)	(9.7)
Deferred revenue, primarily installation revenue(b)	3.2	0.3	2.9	n/m	3.2	3.8	12.9	6.1	0.3
Leasing commissions	(3.2)	(3.9)	0.7	(18)%	(3.2)	(3.5)	(6.1)	(3.8)	(3.9)
Recurring capital expenditures	(2.4)	(1.5)	(0.9)	60%	(2.4)	(1.6)	(0.6)	(0.7)	(1.5)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under U.S. GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under U.S. GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, and Debt Schedule
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2018	Market Value Equivalents (in millions)
Common shares	98,933,109	$51.21	$5,066.4
Net Debt			1,987.2
Total Enterprise Value (TEV)			$7,053.6
Reconciliation of Net Debt

	March 31,	December 31,
(dollars in millions)	2018	2017
Long-term debt(a)	$2,200.0	$2,100.0
Capital lease obligations	15.9	10.1
Less:
Cash and cash equivalents	(228.7)	(151.9)
Net Debt	$1,987.2	$1,958.2

(a)Excludes adjustment for deferred financing costs.

Debt Schedule (as of March 31, 2018)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility	$—	L + 145bps	March 2023(a)
Term loan	700.0	3.28%	March 2023
Term loan	300.0	3.58%	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(b)	$2,200.0	4.34%

Weighted average term of debt:	6.5	years

(a)	Assuming exercise of one-year extension option.

(b)	Excludes adjustment for deferred financing costs.

Interest Summary	Three Months Ended
	March 31,	December 31,	March 31,	Growth %
(dollars in millions)	2018	2017	2017	Yr/Yr
Interest expense and fees	$25.2	$23.8	$16.2	56%
Amortization of deferred financing costs and bond premium	0.7	0.9	1.0	(30)%
Capitalized interest	(5.1)	(4.6)	(3.6)	42%
Total interest expense	$20.8	$20.1	$13.6	53%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of March 31, 2018		As of December 31, 2017		As of March 31, 2017
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	673	94%	640	79%	357	100%
Dallas	555	81%	506	85%	431	87%
Phoenix	509	91%	509	91%	216	100%
Cincinnati	404	92%	404	91%	387	91%
Houston	308	74%	308	74%	308	74%
San Antonio	273	100%	273	88%	240	100%
New York Metro	218	83%	218	82%	218	83%
Chicago	213	67%	213	64%	136	86%
Austin	106	73%	106	67%	106	59%
Raleigh-Durham	76	88%	76	88%	65	80%
International	13	76%	13	76%	13	74%
Total	3,348	86%	3,267	83%	2,477	88%
Stabilized Properties(c)	3,024	92%	2,653	93%	2,293	92%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2018 Guidance

Category	2018 Guidance(1)
Total Revenue	$810 - 825 million
Lease and Other Revenues from Customers	$735 - 745 million
Metered Power Reimbursements	$75 - 80 million
Adjusted EBITDA	$460 - 470 million
Normalized FFO per diluted common share	$3.18 - 3.28
Capital Expenditures	$850 - 900 million
Development	$845 - 890 million
Recurring	$5 - 10 million

(1)Full year 2018 guidance includes the impact of the Zenium acquisition, which is expected to close in May 2018. Development capital expenditures include the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$70,766	305	89%	90%	66	63%	111	482	16	38
Houston - Houston West I	Houston	43,053	112	96%	96%	11	99%	37	161	3	28
Dallas - Lewisville*	Dallas	34,705	114	93%	93%	11	95%	54	180	—	21
Cincinnati - 7th Street***	Cincinnati	34,475	197	93%	94%	6	100%	175	378	46	16
Northern Virginia - Sterling II	Northern Virginia	33,337	159	100%	100%	9	100%	55	223	—	30
Somerset I	New York Metro	29,300	97	88%	88%	27	85%	89	213	2	11
Chicago - Aurora I	Chicago	28,034	113	96%	96%	34	100%	223	371	27	71
San Antonio III	San Antonio	27,148	132	100%	100%	9	100%	43	184	—	24
Totowa - Madison**	New York Metro	25,798	51	89%	89%	22	100%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	24,319	65	98%	98%	45	75%	53	163	65	14
Houston - Houston West II	Houston	22,874	80	87%	87%	4	88%	55	139	11	12
San Antonio I	San Antonio	22,684	44	100%	100%	6	83%	46	96	11	12
Wappingers Falls I**	New York Metro	22,448	37	86%	91%	20	99%	15	72	—	3
Phoenix - Chandler II	Phoenix	19,956	74	100%	100%	6	38%	26	105	—	12
Phoenix - Chandler I	Phoenix	18,331	74	100%	100%	35	12%	39	147	31	16
Northern Virginia - Sterling I	Northern Virginia	18,311	78	100%	100%	6	77%	49	132	—	12
Raleigh-Durham I	Raleigh-Durham	17,877	76	88%	88%	13	100%	82	171	246	12
Phoenix - Chandler III	Phoenix	17,344	68	100%	100%	2	—%	30	101	—	14
Houston - Galleria	Houston	16,696	63	61%	61%	23	51%	25	112	—	14
Austin II	Austin	15,234	44	95%	95%	2	100%	22	68	—	5
Northern Virginia - Sterling III	Northern Virginia	15,184	79	100%	100%	7	100%	34	120	—	15
San Antonio II	San Antonio	14,310	64	100%	100%	11	100%	41	117	—	12
Northern Virginia - Sterling V	Northern Virginia	13,394	276	59%	85%	9	100%	121	405	244	33
Florence	Cincinnati	13,276	53	99%	99%	47	87%	40	140	—	9
Phoenix - Chandler VI	Phoenix	12,277	148	94%	94%	5	100%	32	185	10	24
Phoenix - Chandler IV	Phoenix	11,222	73	100%	100%	3	100%	27	103	—	12
Cincinnati - Hamilton*	Cincinnati	11,176	47	76%	76%	1	100%	35	83	—	10
Austin III	Austin	10,769	62	52%	58%	15	83%	21	98	67	6
London - Great Bridgewater**	International	6,015	10	94%	94%	—	—%	1	11	—	1
Northern Virginia - Sterling IV	Northern Virginia	5,774	81	100%	100%	7	100%	34	122	—	15
Dallas - Midway**	Dallas	5,357	8	100%	100%	—	—%	—	8	—	1
Stamford - Riverbend**	New York Metro	5,149	20	23%	23%	—	—%	8	28	—	2
Cincinnati - Mason	Cincinnati	5,087	34	100%	100%	26	98%	17	78	—	4
Norwalk I**	New York Metro	3,797	13	93%	100%	4	72%	41	58	87	2
Dallas - Marsh**	Dallas	2,570	4	100%	100%	—	—%	—	4	—	1
Chicago - Lombard	Chicago	2,325	14	73%	73%	4	100%	12	30	29	3
Stamford - Omega**	New York Metro	1,238	—	—%	—%	19	84%	4	22	—	—
Cincinnati - Blue Ash*	Cincinnati	630	6	36%	36%	7	100%	2	15	—	1
Totowa - Commerce**	New York Metro	569	—	—%	—%	20	38%	6	26	—	—
South Bend - Crescent*	Chicago	541	3	40%	40%	—	—%	5	9	11	1
Houston - Houston West III	Houston	507	—	—%	—%	10	100%	11	21	209	—
Singapore - Inter Business Park**	International	376	3	22%	22%	—	—%	—	3	—	1
South Bend - Monroe	Chicago	142	6	23%	23%	—	—%	6	13	4	1
Cincinnati - Goldcoast	Cincinnati	13	3	—%	—%	5	—%	16	24	14	1
San Antonio IV	San Antonio	—	33	—%	100%	4	—%	27	64	—	6
Stabilized Properties - Total		$684,384	3,024	88%	92%	562	78%	1,830	5,416	1,133	518

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$684,384	3,024	88%	92%	562	78%	1,830	5,416	1,133	518

Pre-Stabilized Properties(b)
Dallas - Carrollton (DH #6)	Dallas	4,442	75	62%	62%	—	—%	21	96	—	6
Houston - Houston West III (DH #1)	Houston	3,633	53	22%	23%	—	—%	21	74	—	6
Phoenix - Chandler V	Phoenix	3,116	72	50%	50%	1	50%	16	89	94	6
Chicago - Aurora II (DH #1)	Chicago	311	77	23%	26%	10	—%	14	101	272	16
Dallas - Carrollton (DH #7)	Dallas	—	48	—%	21%	—	—%	—	48	—	6
All Properties - Total		$695,885	3,348	83%	86%	573	78%	1,903	5,824	1,499	567

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2018, multiplied by 12. For the month of March 2018, customer reimbursements were $80.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2016 through March 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2018 was $707.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of March 31, 2018 divided by total CSF. Leases signed but that have not commenced billing as of March 31, 2018 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2018 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2018 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of March 31, 2018
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(b) (000)	Total (000)	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
Somerset II	New York Metro	2Q'18	—	—	—	210	210	—	$23	$1-2	$24-25
Northern Virginia - Sterling V	Northern Virginia	2Q'18	26	—	17	—	43	12.0	—	47-52	47-52
Dallas - Allen	Dallas	2Q'18	79	27	60	175	341	6.0	27	31-37	58-64
Phoenix - Chandler V	Phoenix	2Q'18	—	—	—	—	—	6.0	—	18-20	18-20
Dallas - Carrollton	Dallas	3Q'18	—	—	—	—	—	6.0	—	17-19	17-19
San Antonio IV	San Antonio	3Q'18	27	8	—	—	35	6.0	—	15-17	15-17
Northern Virginia - Sterling VI	Northern Virginia	3Q'18	—	—	—	359	359	—	—	73-77	73-77
Aurora II	Chicago	3Q'18	—	35	—	—	35	—	—	8-9	8-9
Total			132	70	77	744	1,023	36.0	$50	$210-233	$260-283

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(d)	Actual to date is the cash investment as of March 31, 2018. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2018
(Unaudited)

As of
Market	March 31, 2018
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	33
Houston	20
International	—
New York Metro	—
Northern Virginia	—
Phoenix	39
Quincy, Washington	48
Raleigh-Durham	—
San Antonio	—
Total Available	327
Book Value of Total Available	$54 million

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2018
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
1Q'18(f)	439	226,000	29,364	$3,370	77
Prior 4Q Avg.	434	130,250	14,591	$2,198	80
4Q'17	395	86,000	8,600	$1,463	61
3Q'17	411	151,000	14,830	$2,228	68
2Q'17	451	136,000	16,673	$2,467	86
1Q'17	480	148,000	18,259	$2,632	103

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.2 million in 2Q'17-1Q'18 and $0.1 million in each of the other quarters.

(e)	Calculated on a CSF-weighted basis.

(f)	Excludes leasing from Zenium.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2018
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.2 million in 2Q'17-1Q'18 and $0.1 million in each of the other quarters.

(b)	Excludes leasing from Zenium.

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2018
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	9	$125,202	18.0%	90.4
2	Information Technology	4	32,858	4.7%	82.7
3	Information Technology	10	31,078	4.5%	45.9
4	Financial Services	1	19,794	2.8%	156.0
5	Telecommunication Services	2	15,875	2.3%	6.5
6	Research and Consulting Services	3	15,783	2.3%	33.1
7	Healthcare	2	14,832	2.1%	117.0
8	Energy	5	13,592	2.0%	5.3
9	Energy	1	12,772	1.8%	25.0
10	Industrials	4	11,203	1.6%	17.5
11	Telecommunication Services	7	9,683	1.4%	29.9
12	Financial Services	2	9,039	1.3%	65.5
13	Information Technology	4	8,982	1.3%	52.3
14	Consumer Staples	4	8,396	1.2%	34.4
15	Information Technology	2	7,579	1.1%	72.1
16	Information Technology	3	6,955	1.0%	118.0
17	Financial Services	1	6,600	1.0%	26.0
18	Energy	2	6,300	0.9%	22.5
19	Telecommunication Services	5	5,861	0.8%	13.2
20	Consumer Staples	2	5,214	0.7%	48.7
			$367,597	52.8%	68.4

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2018, multiplied by 12. For the month of March 2018, customer reimbursements were $80.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2016 through March 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2018 was $707.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2018, which was approximately $695.9 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2018, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2018
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	679	69%	144	3%	$67,998	10%
1,000-2,499	120	12%	190	4%	41,654	6%
2,500-4,999	69	7%	245	5%	44,681	6%
5,000-9,999	45	4%	316	7%	62,071	9%
10,000+	76	8%	3,915	81%	479,482	69%
Total	989	100%	4,809	100%	$695,885	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2018. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2018, multiplied by 12. For the month of March 2018, customer reimbursements were $80.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2016 through March 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2018 was $707.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2018
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,041	18%
Month-to-Month	613	57	1%	$17,323	2%	$17,384	2%
2018	1,515	401	7%	102,917	15%	105,649	14%
2019	1,681	529	9%	96,538	14%	98,400	13%
2020	1,349	513	9%	73,347	10%	75,880	10%
2021	935	563	10%	92,170	13%	100,443	13%
2022	242	554	9%	54,301	8%	67,303	9%
2023	111	290	5%	26,332	4%	36,398	5%
2024	42	239	4%	33,539	5%	42,732	5%
2025	42	181	3%	27,408	4%	32,067	4%
2026	26	577	10%	79,016	11%	85,678	11%
2027	16	416	7%	52,510	8%	63,039	8%
2028 - Thereafter	16	463	8%	40,484	6%	49,589	6%
Total	6,588	5,824	100%	$695,885	100%	$774,561	100%

(a)
Leases that were auto-renewed prior to March 31, 2018 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2018, multiplied by 12. For the month of March 2018, customer reimbursements were $80.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2016 through March 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2018 was $707.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2018, multiplied by 12.